Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Cincinnati Financial Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Title of Securities to be Registered	Fee Calculation or Carry Forward Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Carry Forward Securities	Equity	Common Stock, par value $2.00 per share	415(a)(6)	750,000	$111.605(2)	$83,703,750	0.00011020	$9,224.15(3)	Form S-3	333-250112	December 7, 2020	$24,789.70

	Total Offering Amounts							$9,224.15

	Total Fees Previously Paid							$24,789.70

	Total Fee Offsets							$9,224.15

	Net Fee Due							$ 0

(1)	Includes 750,000 unsold shares from the registrant’s Registration Statement on Form S-3, filed with the Commission on November 16, 2020 (SEC File No. 333-250112) (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6), the offering of the unsold shares registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. This Registration Statement also includes such indeterminate number of shares of common stock as may be issued as the result of adjustment due to a share dividend, share split, recapitalization or other similar event.

(2)	Estimated solely for the purposes of computing the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. Such price per share is the average of the high and low prices for the registrant’s common stock on the NASDAQ Global Select Market on March 31, 2023, a date which is within five business days of the date this Registration Statement was filed.

(3)	Estimated solely for the purpose of calculating the registration fee.
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